Exhibit 2

                        SMITHFIELD FOODS VIRGINIA, INC.
                           ARTICLES OF INCORPORATION


                                   ARTICLE I
                                      NAME


         The name of the Corporation is Smithfield Foods Virginia, Inc.

                                   ARTICLE II
                                    PURPOSE


         The Corporation shall have the power to engage in any lawful business not required by the Virginia Stock Corporation Act to be stated in the Articles of Incorporation.



                                  ARTICLE III
                               AUTHORIZED SHARES



3.1 Number and Designation. The aggregate number and designation of shares which the Corporation shall have the authority to issue and the par value per share are as follows:

Class             Number of Shares                   Par Value
- -----             ----------------                   ---------
Preferred            1,000,000                          $1.00
Common              25,000,000                          $0.50



3.2 Preemptive Rights. No holder of outstanding shares of any class shall have any preemptive right with respect to (i) any shares of any class of the Corporation, whether now or hereafter


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authorized, (ii) any warrants, rights or options to purchase any such shares, or
(iii) any obligations convertible into or exchangeable for any such shares or into warrants, rights or options to purchase any such shares.

3.3  Shareholder Approval.

         An amendment to the Articles of Incorporation of the Corporation shall be approved if a majority of the votes entitled to be cast by each voting group entitled to vote on such action are cast in favor of such action. Subject to the right of holders of any series of Preferred Stock to elect or remove directors under specified circumstances, at a special meeting of shareholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares entitled to vote at an election of directors. Any merger or share exchange to which the Corporation is a party or any direct or indirect sale, lease, exchange or other disposition of all or substantially all of the Corporation's property, otherwise than in the usual and regular course of business, shall be approved if a majority of the votes entitled to be cast by each voting group entitled to vote on such action are cast in favor of such action; provided, however, that this sentence shall not affect the power of the Board of Directors to condition its submission of any plan of merger, share exchange or direct or indirect sale, lease, exchange or other disposition of all or substantially all of the Corporation's property, otherwise than

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in the usual and regular course of business, on any basis, including the requirement of a greater vote.

                                   ARTICLE IV
                                PREFERRED SHARES

4.1 Issuance in Series. The Board of Directors is authorized to issue the Preferred Shares from time to time in one or more series and to provide for the designation, preferences, limitations and relative rights of the shares of each series by the adoption of Articles of Amendment to the Articles of Incorpo ration of the Corporation setting forth:

                    (i) The maximum number of shares in the series and the designation of the series, which designation shall distin guish the shares thereof from the shares of any other series or class;

                   (ii) Whether shares of the series shall have special, conditional or limited voting rights, or no right to vote, except to the extent prohibited by law;

                  (iii) Whether shares of the series are redeemable or convertible (x) at the option of the Corporation, a share holder or another person or upon the occurrence of a designated event, (y) for cash, indebtedness, securities or other property, and (z) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;

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                   (iv) Any right of holders of shares of the series to
         distributions, calculated in any manner, including the rate or rates of dividends, and whether dividends shall be cumulative, noncumulative or partially cumulative;

                  (v) The amount payable upon the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                  (vi) Any preference of the shares of the series over the shares of any other series or class with respect to distributions, including dividends, and with respect to distributions upon the liquidation, dissolution or winding up of the affairs of the Corporation; and

                  (vii) Any other preferences, limitations or specified rights (including a right that no transaction of a specified nature shall be consummated while any shares of such series remain outstanding except upon the assent of all or a specified portion of such shares) now or hereafter permitted by the laws of the Commonwealth of Virginia and not incon sistent with the provisions of this Section 4.1.

         4.2 Articles of Amendment. Before the issuance of any shares of a series, Articles of Amendment establishing such series shall be filed with and made effective by the State Corporation Commission of Virginia, as required by law.


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




                                   ARTICLE V
                                 COMMON SHARES


5.1 Voting Rights. The holders of outstanding Common Shares shall, to the exclusion of the holders of any other class of shares of the Corporation, have the sole power to vote for the election of directors and for all other purposes without limita tion, except (i) as otherwise provided in the Articles of Amend ment establishing any series of Preferred Shares or (ii) as may be required by law.

         5.2 Distributions. Subject to the rights of the holders of shares, if any, ranking senior to the Common Shares as to divi dends or rights in the liquidation, dissolution or winding up of the affairs of the Corporation, the holders of the Common Shares shall be entitled to distributions, including dividends, when declared by the Board of Directors and to the net assets of the Corporation upon the liquidation, dissolution or winding up of the affairs of the Corporation.

                                   ARTICLE VI
                     REGISTERED OFFICE AND REGISTERED AGENT


         The address of the initial registered office of the Corpo ration, which is located in the County of Henrico, Virginia, is 5511 Staples Mill Road, Richmond, Virginia 23228. The initial registered agent of the Corporation is Edward R. Parker, whose

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business office is identical with the registered office and who is a resident of
Virginia and a member of the Virginia State Bar.


                                  ARTICLE VII
                     LIMIT ON LIABILITY AND INDEMNIFICATION

7.1 Definitions. For purposes of this Article the following definitions shall apply:

                    (i) "Corporation" means this Corporation only and no predecessor entity or other legal entity;

                   (ii) "expenses" include counsel fees, expert witness fees, and costs of investigation, litigation and appeal, as well as any amounts expended in asserting a claim for indemnification;

                  (iii) "liability" means the obligation to pay a judg ment, settlement, penalty, fine, or other such obligation, including, without limitation, any excise tax assessed with respect to an employee benefit plan;

                   (iv) "legal entity" means a corporation, partnership, joint venture, trust, employee benefit plan or other enter prise;

                    (v) "predecessor entity" means a legal entity the existence of which ceased upon its acquisition by the Corporation in a merger or otherwise; and

                   (vi) "proceeding" means any threatened, pending, or completed action, suit, proceeding or appeal whether civil,

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         criminal, administrative or investigative and whether formal or informal.

         7.2 Limit on Liability. In every instance in which the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimi nation of liability of directors or officers of a corporation to the corporation or its shareholders, the directors and officers of this Corporation shall not be liable to the Corporation or its shareholders.

         7.3 Indemnification of Directors and Officers. The Corpo ration shall indemnify any individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the Corporation) because such individual is or was a director or officer of the Corporation or because such individual is or was serving the Corporation, or any other legal entity in any capacity at the request of the Corpo ration while a director or officer of the Corporation, against all liabilities and reasonable expenses incurred in the proceed ing except such liabilities and expenses as are incurred because of such individual's willful misconduct or knowing violation of the criminal law. Service as a director or officer of a legal entity controlled by the Corporation shall be deemed service at the request of the Corporation. The determination that indemnification under this Section 7.3 is permissible and the evaluation as to the reasonableness of expenses in a specific case shall be made, in the case of a director, as provided by

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law, and in the case of an officer, as provided in Section 7.4 of this Article;
provided, however, that if a majority of the directors of the Corporation has changed after the date of the alleged conduct giving rise to a claim for indemnification, such determination and evaluation shall, at the option of the person claiming indemnification, be made by special legal counsel agreed upon by the Board of Directors and such person. Unless a deter mination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursements for expenses incurred by a director or officer in a proceeding upon receipt of an undertaking from such director or officer to repay the same if it is ultimately determined that such director or officer is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to such director's or officer's ability to make repayment. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that a director or officer acted in such a manner as to make such director or officer ineligible for indemnification. The Corporation is authorized to contract in advance to indemnify and make advances and reimbursements for expenses to any of its directors or officers to the same extent provided in this Section 7.3.

         7.4 Indemnification of Others. The Corporation may, to a lesser extent or to the same extent that it is required to

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provide indemnification and make advances and reimbursements for expenses to its directors and officers pursuant to Section 7.3, provide indemnification and make advances and reimbursements for expenses to its employees and agents, the directors, officers, employees and agents of its subsidiaries and predecessor entities, and any person serving any other legal entity in any capacity at the request of the Corporation, and may contract in advance to do so. The determination that indemnification under this Section 7.4 is permissible, the authorization of such indemnification and the evaluation as to the reasonableness of expenses in a specific case shall be made as authorized from time to time by general or specific action of the Board of Directors, which action may be taken before or after a claim for indemnifi cation is made, or as otherwise provided by law. No person's rights under Section 7.3 of this Article shall be limited by the provisions of this Section 7.4.

         7.5 Miscellaneous. The rights of each person entitled to indemnification under this Article shall inure to the benefit of such person's heirs, executors and administrators. Special legal counsel selected to make determinations under this Article may be counsel for the Corporation. Indemnification pursuant to this Article shall not be exclusive of any other right of indemnification to which any person may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than the Corporation and indemnification under policies of insurance purchased and maintained by the Corporation

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



or others. However, no person shall be entitled to indemnification by the Corporation to the extent such person is indemnified by another, including an insurer. The Corporation is authorized to purchase and maintain insurance against any liability it may have under this Article or to protect any of the persons named above against any liability arising from their service to the Corporation or any other legal entity at the request of the Corporation regardless of the Corporation's power to indemnify against such liability. The provisions of this Article shall not be deemed to preclude the Corporation from entering into contracts otherwise permitted by law with any individuals or legal entities, including those named above. If any provision of this Article or its application to any person or circumstance is held invalid by a court of competent jurisdic tion, the invalidity shall not affect other provisions or appli cations of this Article, and to this end the provisions of this Article are severable.

         7.6 Amendments. No amendment, modification or repeal of this Article shall diminish the rights provided hereunder to any person arising from conduct or events occurring before the adoption of such amendment, modification or repeal.

Dated: July 24, 1997

                                        By:____________________________________
                                             Sam Young Garrett, Incorporator



                                      -10-







                        SMITHFIELD FOODS VIRGINIA, INC.
                          ARTICLES OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION


         1. Name.  The name of the Corporation is Smithfield Foods Virginia,
Inc.

         2. The Amendment. The Amendment, a copy of which is attached hereto as Exhibit "A", deletes Article III, Section 3.1 of the Articles of Incorporation and substitutes, in lieu thereof, a new Article III Section 3.1 increasing the number of authorized common shares.

         3. Board Action. The Board of Directors approved a resolution on August 28, 1997 finding it to be in the best interest of the Corporation to adopt an Amendment to the Articles of Incorporation of the Corporation, increasing the number of authorized shares of Common Stock of the Corporation and directed that it be submitted to a vote of the sole shareholder.

         4. Shareholder Action: On August 28, 1997, the amendment was approved by the written consent of the sole shareholder.

Dated:____________________ SMITHFIELD FOODS VIRGINIA, INC.


                                               --------------------------------
                                               By: Aaron D. Trub

                                               Title: Vice President, Secretary
                                                       and Treasurer

COMMONEALTH OF VIRGINIA:

__________ OF _______________:

         The undersigned Notary Public in and for the jurisdiction aforesaid hereby certifies that Aaron D. Trub, Vice President, Secretary and Treasurer of Smithfield Foods Virginia, Inc., signed the foregoing Articles of Amendment, dated as of August 28, 1997, and acknowledged the same before me.

         Given under my hand this _____ day of _____________, 1997.

         My commission expires ____________________.

                                              ---------------------------------
                                                          Notary Public


[SEAL]

                                                                      Exhibit A


                                  ARTICLE III
                               AUTHORIZED SHARES


         3.1 Number and Designation. The number and designation of shares that the Corporation shall have authority to issue and the par value per share are as follows:


                                          Number of
                  Class                    Shares                Par Value
                  -----                    ------                ---------
                  Preferred               1,000,000                 $1.00
                  Common                100,000,000                 $0.50







                        SMITHFIELD FOODS VIRGINIA, INC.

                          ARTICLES OF AMENDMENT TO THE

                           ARTICLES OF INCORPORATION



         1. Name.  The name of the Corporation is Smithfield Foods Virginia,
Inc.

         2. The Amendment. The Amendment, a copy of which is attached hereto as Exhibit "A", deletes Article I of the Articles of Incorporation and substitutes, in lieu thereof, a new Article I changing the name of the Corporation.

         3. Board Action. The Board of Directors approved a resolution on August 28, 1997 finding it to be in the best interest of the Corporation to change the name of the Corporation.

         4. Shareholder Action:  Shareholder action is not required pursuant to
Section 13.1-706(5) of the Virginia Code.

Dated:____________________       SMITHFIELD FOODS VIRGINIA, INC.


                                 ------------------------------------
                                 By: Aaron D. Trub
                                 Title: Vice President, Secretary and Treasurer




COMMONWEALTH OF VIRGINIA:

__________ OF _______________:

         The undersigned Notary Public in and for the jurisdiction aforesaid hereby certifies that Aaron D. Trub, Vice President, Secretary and Treasurer of Smithfield Foods Virginia, Inc., signed the foregoing Articles of Amendment, dated as of August 28, 1997, and acknowledged the same before me.

         Given under my hand this _____ day of _____________, 1997.

         My commission expires ____________________.


                                              ---------------------------------
                                                           Notary Public


[SEAL]

                                                                      Exhibit A


                                   ARTICLE I
                                      NAME


The name of the Corporation is Smithfield Foods, Inc.



                        SMITHFIELD FOODS VIRGINIA, INC.
                          ARTICLES OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION


         1. Name. The name of the Corporation is Smithfield Foods Virginia, Inc (the "Corporation").

         2. The Amendment. Pursuant to Sections 13.1-639 and 13.1-689 of the Virginia Stock Corporation Act, the Board of Directors of the Corporation effective as of September 1, 1997, duly adopted the following amendment to the Articles of Incorporation of the Corporation, adding new Section 4.3 thereto which sets forth the designation and number of shares of a series of Preferred Stock of the Corporation and certain preferences, limitations and relative rights thereof:

                  4.3  Series A Junior Participating Preferred Shares

                           (a) Designation and Amount. Pursuant to a resolution adopted by the Board of Directors of the Corporation on August 28, 1997, 100,000 preferred shares (of $1.00 par value) are hereby constituted as a series of preferred shares of the Corporation which shall be designated as "Series A Junior Participating Preferred Shares" (the "Series A Preferred Shares"), the preferences and relative, optional and other special rights of which and the qualifications, limitations or restrictions of which shall be as set forth herein.


                           (b)  Dividends and Distribution.

                                    (i) Subject to the prior and superior rights
                  of the holders of any preferred shares of any series ranking prior and superior to the Series A Preferred Shares with respect to dividends, the holders of Series A Preferred Shares, in preference to the holders of Common Shares, par value $.50 per share (the "Common Shares"), of the Corporation shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Shares, in an amount per share (rounded to the nearest cent) equal to the greater of
                  (X)$1.00 or (Y) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares, since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Shares. In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause (Y) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                           The Corporation shall declare a dividend or
                  distribution on the Series A Preferred Shares as provided in this paragraph (i) immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                           Dividends shall begin to accrue and be cumulative on
                  outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment

                  Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.


                           (c) Voting  Rights.  The holders of Series A
         Preferred  Shares shall have the  following voting rights:

                                    (i) Subject to the provision for adjustment
                  hereinafter set forth, each share of Series A Preferred Shares shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the number of votes per share to which holders of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                                    (ii) Except as otherwise provided herein or
                  by law, the holders of Series A Preferred Shares and the holders of Common Shares shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                                    (iii) Except as set forth herein, holders of
                  Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as set forth herein) for taking any corporate action.

                           (d) Certain Restrictions.

                                    (i) Whenever quarterly dividends or other
                  dividends or distributions payable on the Series A Preferred Shares as provided in paragraph (b) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Preferred Shares outstanding shall have been paid in full, the Corporation shall not:

                                            (A) declare or pay dividends on,
                           make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

                                            (B) declare or pay dividends on or
                           make any other distributions on any shares of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                           up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                                            (C) redeem or purchase or otherwise
                           acquire for consideration any shares of the Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                           up) with the Series A Preferred Shares, provided that the Corporation may at any time redeem, purchase or otherwise acquire any such parity shares in exchange for any shares of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Shares; or

                                            (D) purchase or otherwise acquire
                           for consideration any Series A Preferred Shares, or any shares of the Corporation ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                                    (ii) The Corporation shall not permit any
                  subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation unless the Corporation could, under subparagraph (i) of this paragraph
                  (d), purchase or otherwise acquire such shares at such time and in such manner.

                           (e) Reacquired Shares. Any Series A Preferred Shares
                  purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation, and upon the taking of any action required by applicable law, become authorized but unissued preferred shares and may be reissued as part of a new series of preferred shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                           (f) Liquidation,   Dissolution   or  Winding  Up.
                  Upon  any  voluntary   liquidation, dissolution or winding up
                  of the Corporation, no distribution shall be made:

                                    (A) to the holders of shares of the
                           Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares shall have received $37,500 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of Series A Preferred Shares shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of Common Shares, or

                                    (B) to the holders of shares of the
                           Corporation ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
                           up) with the Series A Preferred Shares, except distributions made ratably on the Series A Preferred Shares and all other such parity shares in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

                  In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                           (g) Consolidation, Merger, etc. In case the
                  Corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case the Series A Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Shares is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of a dividend in Common Shares) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                           (h) No Redemption. The Series A Preferred Shares shall not be redeemable.

                           (i) Ranking. The Series A Preferred Shares shall be
                  junior to all other series of the Corporation's preferred shares as to the payment of dividends and the distribution of assets, except to the extent a series is made pari passu with the Series A Preferred Shares.

                           (j) Amendment. The Certificate of Incorporation of
                  the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding Series A Preferred Shares voting together as a single class.

         3. This amendment was adopted by the Board of Directors of the Corporation without shareholder action and shareholder action was not required.

Dated:____________________ SMITHFIELD FOODS VIRGINIA, INC.


                                             -----------------------------------
                                             By: Joseph W. Luter, III
                                             Title: Chairman of the Board, Chief
                                             Executive Officer

COMMONWEALTH OF VIRGINIA:

__________ OF _______________:

         The undersigned Notary Public in and for the jurisdiction aforesaid hereby certifies that Joseph W. Luter, Chairman of the Board and Chief Executive Officer of Smithfield Foods Virginia, Inc., signed the foregoing Articles of Amendment, dated as of August 28, 1997, and acknowledged the same before me.

         Given under my hand this _____ day of _____________, 1997.

         My commission expires ____________________.


                                               ---------------------------------
                                                             Notary Public


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